As filed with the Securities and Exchange Commission on
                        REGISTRATION NO.

            U.S. SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                           FORM SB-2/A
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

               42nd STREET MANAGEMENT GROUP, INC.
         (Name of Small Business Issuer in its Charter)

     Nevada 			       --------------- 			20-0106865
(State or Other Jurisdiction of (Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)   Classification Code Number)	Identification No.)

  100-1220 Eastview Road, North Vancouver, BC, V7J 1L6, Canada
                        (604) 683-0941
(Address and Telephone Number of Registrant's Principal Place of Business)

                Corporate Creations Network Inc.
8275 South Eastern Avenue, Suite 200-47, Las Vegas. Nevada 89123
                         (800) 672-9110
   (Name, Address and Telephone Number of Agent for Service)

                           Copies to:
                     Kenneth H. Finkelstein
                        Attorney At Law
          2200 - 1420 Fifth Avenue, Seattle, WA 98101
                         (206) 310-1344

Approximate Date of Proposed Sale to the Public: As soon as practicable from time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                CALCULATION OF REGISTRATION FEE


Title of each	   Proposed Maximum  Proposed Maximum  Amount of
Class of Securities  Number of Shares  Offering Price    Aggregate 	Registration
to be Registered 	   to be Registered  Per Share	   Offering Price(1)	Fee (1)


Common Stock         2,000,000         $0.10 		$200,000			$16.18


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a) may determine.

               42nd STREET MANAGEMENT GROUP, INC.
              No Minimum / 2,000,000 Common Shares
                Offering Price: $0.10 per Share

	42nd Street Management Group, Inc., offers for sale on a self underwritten, best efforts, no minimum, 2,000,000 common shares maximum at a price of $0.10 per share. There is no minimum number of common shares that we have to sell. Proceeds from the sale of common shares will be not be placed in an escrow account. Rather, proceeds will be held in our account. All funds received from the offering may be used immediately by us and there may not be any refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days in our sole discretion. This offering will end no later than 180 days from the date of this prospectus and may be terminated sooner in our sole discretion.

Investing in our securities involves some risk (see "RISK FACTORS", PAGE 6). The securities offered herein should not be purchased by any investor who cannot afford to sustain the complete loss of their investment.

Neither the Securities & Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a CRIMINAL OFFENSE.

This is our initial public offering. No public market currently exists for our shares.

The common shares will be offered and sold by one of our officers, Mr. Joseph K. Moi, without any discounts or other commissions. An indeterminate number of shares may be sold through broker/dealers who are members of the National Association of Securities Dealers and who will be paid a maximum 10% commission on the sales they make. We currently have no agreements, arrangements, or understandings with any broker/dealers to sell our shares.

Price to		Proceeds to
Public		Company (1) (2)
Per Share		$0.10			$0.09
Total Maximum	$200,000		$180,000

 (1)	Represents the maximum underwriting discounts and commissions we will pay if broker-dealers are used to sell the shares. We plan to have one of our officers offer and sell the shares. They will not receive any discounts or commissions. We do not have any agreements or understandings with any broker-dealers although we may, at our discretion, retain such to assist in the offer and sale of shares. In the event that we enter into such an agreement subsequent to the effective date of our registration statement, then we would file a post-effective amendment to our registration statement identifying the broker-dealer(s) and revising our plan of distribution to specify involvement of such broker-dealer(s). Any such agreement would be filed with the Securities and Exchange Commission as an exhibit to our registration statement.
 (2)	Proceeds to us are shown before deducting offering expenses payable by us estimated at $25,000, including legal and accounting fees and printing costs.

The date of this Prospectus is November 23, 2003.

                       TABLE OF CONTENTS


											Page

Summary  .........................................................  5
Risk Factors  ....................................................  6
Use of Proceeds  ................................................. 13
Determination of Offering Price  ................................. 15
Dilution  ........................................................ 16
Plan of Distribution ............................................. 18
Legal Proceedings  ............................................... 18
Directors, Executive Officer, Promoters and Control Persons ...... 19
Security Ownership of Certain Beneficial Owners and Management ... 20
Description of Securities  ....................................... 21
Interest of Named Experts and Counsel  ........................... 22
Disclosure of Commission  Position of Indemnification for
   Securities Act Liabilities  ................................... 22
Organization Within Last Five Years .............................. 23
Description of Business .......................................... 23
Plan of Operations ............................................... 27
Description of Property .......................................... 30
Certain Relationships and Related Transactions ................... 30
Market for Common Equity and Related Stockholder Matters ......... 30
Executive Compensation ........................................... 31
Financial Statements  ............................................ 31

                       PROSPECTUS SUMMARY

     	The following summary is qualified in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus.
Each prospective investor is urged to read this prospectus in its entirety and particularly the information set forth in "RISK FACTORS" on page 6.

				The Company

	Our principal executive office is located at 1220 Eastview Road, Suite 100, North Vancouver, British Columbia, V7J 1L6, Canada, telephone
(604) 683-0941. We currently own two domain names to websites being, "http://www.42ndstreetmgi.com" and "http://www.42ndstreetmanagement.com".
Neither of these websites has yet been developed. We expect that one or both of these websites will be developed within three months after closing of our offering. We intend to establish a management and consulting business rendering services to recording artists involved in the music industry.
Our business will provide the following services.

* Producing, engineering, and mixing music performed by music recording artists;
* Arranging distribution of commercially viable recorded music;
* Promoting commercially viable recorded music; and
* Negotiating agreements with third parties who may assist with promotion and/or distribution of commercially viable recorded music, including staging live concerts.

	We are a Development Stage Company that, as of the date of this prospectus, has not engaged in any business operations and has not generated any revenues from our intended operations (see page 23, Description of Business). Despite the fact that we have not yet commenced operations nor generated any revenues, we do not intend to act as a blank-check company nor enter into a business combination during the next twelve months.

                          The Offering

Securities Offered:		Maximum 2,000,000 shares of common stock, par value
					$0.0001
Offering price:			$0.10 per share
Offering period:			The shares are being offered for a period not to
					exceed 90 days, unless extended by our board of
					directors for an additional 90 days.
Net proceeds to our company:  Approximately $175,000
Use of proceeds:			Proceeds will be used for: payment of offering
					expenses, building our website, marketing our services,
					and providing working capital. The proceeds raised in this
					offering will not be used to pay any salaries of our
					officers nor directors.
Number of shares outstanding
  before the offering:             2,200,000
Number of shares outstanding
  after the offering:              4,200,000

Summary of Selected		We are a Development Stage Company. From the date of our
Financial Data 			inception on July 16, 2003, to August 31, 2003, we have not
					generated any revenues nor earnings from operations. As of
					August 31, 2003, our financial data is as follows:

                    Total Assets:                     $ 9,302
                    Total Liabilities:                $10,016
                    Net Loss:                     	$   934
                    Shareholder Equity:               $  (714)
                    Net Tangible Book Value:          $  (714)
                    Net Tangible Book Value per Share:$     0

                          RISK FACTORS

	AN INVESTMENT IN THE SHARES OFFERED BY OUR COMPANY INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS
IN ADDITION TO ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, INCLUDING THE FINANCIAL STATEMENTS AND NOTES THERETO, BEFORE MAKING AN INVESTMENT IN 42nd STREET MANAGEMENT GROUP, INC.

1.	WE HAVE NO OPERATING HISTORY.  WE EXPECT TO INCUR LOSSES FOR THE FORESEEABLE
FUTURE. WE WILL GO OUT OF BUSINESS IF WE FAIL TO GENERATE SUFFICIENT REVENUE.

	We do not have any operating history. We were founded on July 16, 2003, and from the date of inception to August 31, 2003, we had a net loss of $934. We expect to incur additional losses for the foreseeable future and will go out of business if we fail to generate sufficient revenue. Additional losses will result from costs and expenses related to:

1) Implementing our business model;
2) Leasing/purchasing equipment;
3) Developing and marketing our services;
4) Developing and maintaining our websites;
5) Securing and maintaining clientele; and
6) Developing strategic relationships.

	In addition to the above, you should consider our prospects in light of the risks and difficulties often encountered by early development stage companies, such as: an unpredictable business environment; the difficulty of managing growth; and the effectiveness of our business model. If we do not effectively manage these risks, we will go out of business.

  2.	WE WILL NOT HAVE SUFFICIENT FUNDS TO BEGIN OPERATIONS IF WE DO NOT
RAISE ANY FUNDS OR RAISE ONLY NOMINAL FUNDS. IF THIS WERE TO HAPPEN, YOU MAY SUFFER A LOSS EQUAL TO THE AMOUNT OF YOUR INVESTMENT.

 	It is possible that we will not raise any funds or that we will raise only nominal funds since there is no minimum number of shares that must be sold in this offering. If this were to happen, we would not have sufficient funds to begin operations and would need to seek additional funding in order to commence operations. In this situation, you may suffer a loss equal to the amount of your investment.

 	Based on our current operating plan, if the maximum number of shares are sold then we should have sufficient funds to satisfy our anticipated need for working capital and capital expenditures for the next ten to twelve months. Following this period of time, we may need additional capital. Note, however, that we may need to raise additional funds before expiration of the ten to twelve month period for the purpose of:

1) Attracting commercially viable artistic talent;
2) Promoting artistic talent and their music;
3) Funding increased production costs;
4) Responding to competitive pressures.

3.	INVESTORS IN THIS OFFERING MAY SUFFER SUBSTANTIAL DILUTION OR A
LOSS OF SENIORITY IN PREFERENCES AND PRIVILEGES IF WE NEED TO SEEK ADDITIONAL FUNDING, WHICH IS LIKELY GIVEN OUR LIMITED CAPITALIZATION EVEN AFTER THIS OFFERING.

	If we need to raise additional capital for the purpose of implementing or continuing operations, then we would likely have to issue additional equity or convertible debt securities. The result being that investors in this offering may suffer substantial dilution of their ownership percentage. In addition, any new securities could have rights, preferences, and/or privileges senior to those of our common stock. Common stock will be issued to investors in this offering.

	Currently, we do not have any commitments for additional financing. If additional financing were required, we cannot be certain that it would be available when and to the extent needed. As well, even if financing were available, we cannot be certain that it would available on acceptable terms.

4.	IF SUFFICIENT FUNDS ARE NOT AVAILABLE, THEN WE MAY NOT BE ABLE
TO ATTRACT ARTISTIC TALENT, ADEQUATELY PROMOTE THE ARTIST AND THEIR MUSIC, FUND OUR OPERATIONS, NOR RESPOND TO COMPETITIVE PRESSURES.

	Our business may fail if we do not have sufficient funds to enable us to do one or more of the following: persuade attract artistic talent to be represented by our Company; promote the artist and their music so that sufficient demand is created for their music and sufficient revenue is generated from sales; fund our administrative and corporate expenses; or respond to competitive pressures such as a competitor business attempting to sign an artist to a contract. If our competitor makes a more attractive financial offer to the artist, then we may not be able to secure the artist under contract. Failure to secure an artist under contract to the Company represents loss of potential revenue for the Company.

5.	MANAGEMENT CONSULTING SERVICES PROVIDED TO MUSIC INDUSTRY RECORDING
ARTISTS IS A HIGHLY COMPETITIVE BUSINESS AND WE MAY NOT HAVE ADEQUATE RESOURCES TO MARKET OUR SERVICES IN ORDER TO COMPETE SUCCESSFULLY. INADEQUATE MARKETING COULD NEGATIVELY AFFECT OUR ABILITY TO GENERATE REVENUE.

 	Competition in management consulting services provided to music industry recording artists is highly competitive. Many of our competitors have certain advantages over us owing to factors including: greater financial resources, longer operating histories, stronger name recognition, more advanced technical resources, and superior marketing resources. We may not be able to compete successfully against these competitors in selling our services. Competitive pressures may also force down prices for our services and such price reductions would likely reduce our revenues. We cannot guarantee that we will succeed in marketing our services or generating revenues. In the event that we commence operations, we will compete directly with other companies that have developed similar business operations and who market and provide their services to our target clientele. This competition could negatively affect our ability to secure and maintain clientele. An inability to secure and/or maintain clientele would negatively affect our ability to generate revenue.

6. 	WE DO NOT HAVE ANY RECORDING ARTISTS UNDER CONTRACT.

 	We are a development stage company and have not secured any recording artists under contract as of the date of this offering. Our president, Joseph K. Moi, has been involved in the music industry for the past 5 years (see page 19). Mr. Moi will be responsible for persuading music recording artists to agree to be represented by the Company. However, there is no assurance nor guarantee that Mr. Moi will be able to do so. Currently, efforts to attract artists to the Company have been limited to Mr. Moi discussing the Company's plans with his personal contacts within the music industry. If the Company does not secure any music recording artists under contract, then we will not generate any revenue. If we do not generate any revenue, then our business will fail and you will lose your investment.

7. 	OUR AGREEMENTS WITH MUSIC INDUSTRY ARTISTS MAY NOT RESULT IN
GENERATION OF REVENUE OR PROFIT AND WE MAY IN FACT INCUR LOSSES RESULTING FROM THE COST OF PERFORMING OUR SERVICES.

 	Securing a music recording artist under contract does not in any manner assure nor guarantee that we will generate revenue or profits.
Prior to entering an agreement with a recording artist, we will assess their talent and commercial viability. Although we will use our best judgment when evaluating the likelihood of success of a recording artist, we cannot guarantee that a positive evaluation of talent and commercial viability will translate into revenue or profit generated for the Company. In addition, since we anticipate undertaking the cost of producing, promoting, and distributing the music of the recording artist, we may incur losses that are not recoverable.

8.	OUR OPERATING RESULTS COULD BE IMPAIRED IF WE BECOME
SUBJECT TO BURDENSOME REGULATIONS AND/OR LEGAL UNCERTAINTIES CONCERNING MANAGEMENT OF MUSIC INDUSTRY ARTISTS.

 	If new government regulations, laws, or licensing requirements are passed that would cause us to restrict or eliminate any of our intended services, then our business would suffer. For example, if we were required to obtain a government issued license for the purpose of providing management and consulting services, then we could not guarantee that we would qualify for such license. If such a licensing requirement existed, and we were not able to qualify, then our business would fail. Presently, to the best of our knowledge, no such regulations, laws, or licensing requirements exist or are likely to be implemented in the near future, that would reasonably be expected to have a material impact on or sales, revenues, or income from our business operations.

9. PIRACY OF MUSIC VIA THE INTERNET MAY REDUCE OUR REVENUE.

 	If the music of recording artists who are under contract to the Company is pirated and distributed at no cost via the Internet, then our revenues may suffer. Piracy of music via the Internet has resulted in substantial loss of revenue for established music distributors and the recording artist. Currently, there do not exist any effective means of completely preventing such piracy. Although we expect that the recording artists under contract to the Company will agree to distribution of their music via the Internet at a certain selling price, we anticipate that such music will be pirated and distributed free via the Internet. The result being that we may be deprived of a certain percentage of a potential revenue source.

10.	OUR OFFICERS AND DIRECTORS CURRENTLY OWN 100% OF OUR
OUTSTANDING SHARES OF COMMON STOCK. FOLLOWING COMPLETION OF THIS OFFERING, CONTROL OF THE COMPANY WILL REMAIN WITH MESSRS. MOI AND LAWSON. SUCH CONCENTRATED CONTROL OF THE COMPANY MAY ADVERSELY EFFECT THE PRICE OF
OUR COMMON STOCK. AS WELL, OUR OFFICERS AND DIRECTORS WILL BE ABLE TO ELECT ALL OF OUR DIRECTORS, CONTROL OUR OPERATIONS, AND INHIBIT YOUR ABILITY TO CAUSE A CHANGE IN THE COURSE OF THE COMPANY'S OPERATIONS.

  	Our officers and directors, taken as a group, beneficially own 100 % of our outstanding common stock. Such concentrated control of the Company may adversely effect the price of our common stock. Even if we sell all 2,000,000 shares of common stock in this offering, Messrs. Moi and Lawson will continue to own at least 2,200,000 shares and will control the Company. Consequently, following completion of this offering, regardless of the number of shares that we sell, Messrs. Moi and Lawson will be able to elect all of our directors, control our operations, and inhibit your ability to cause a change in the course of the Company's operations. Our officers and directors may be able to exert significant influence, or even control, over matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

 	Our articles of incorporation do not provide for cumulative voting. Cumulative voting is a process that allows a shareholder to multiply the number of shares owned by the number of directors to be elected. The resulting number equals the total votes that a shareholder may cast for all of the directors. Those votes may be allocated in any manner to the directors being elected. Where cumulative voting is not allowed for, shareholders are not permitted to multiply the number of shares owned by the number of directors to be elected. Thus, the number of votes accorded to each shareholder is not increased. The result being that minority shareholders will not be in a position to elect a director. Rather, directors will be elected on the basis of votes cast by the majority shareholders.

11.	SALES OF COMMON STOCK BY MESSRS. MOI AND LAWSON MAY CAUSE
THE MARKET PRICE FOR THE COMMON STOCK TO DECREASE.

 	A total of 2,200,000 shares of common stock were issued to Messrs. Moi and Lawson in consideration for cash payment. They are likely to sell a portion of their common stock if the market price increases above $0.10. If they do sell their common stock into the market, these sales may cause the market price of the common stock to decrease. However, all of the shares of common stock issued to Messrs. Moi and Lawson are 'restricted' securities as defined by Rule 144 of the Securities Act.
This means that the common stock is eligible for sale subject to volume limitations, timing and manner of sale restrictions, and filing of notice requirements.

12.	YOU WILL BE PROVIDING SUBSTANTIALLY ALL OF THE CASH FOR OUR
OPERATIONS. AFTER PAYMENT OF COMMISSIONS, IF ANY, AND OFFERING EXPENSES, CASH RAISED THROUGH OUR OFFERING MAY THEN BE USED TO REPAY THE SUM OF $10,016 LOANED TO THE COMPANY BY MR. LAWSON. IF WE CEASE OPERATIONS FOR ANY REASON, YOU MAY LOSE YOUR INVESTMENT WHILE MESSRS. MOI AND LAWSON MAY LOSE APPROXIMATELY $10,236.

 	Messrs. Moi and Lawson, our only shareholders, will receive a substantial benefit from your investment. Messrs. Moi and Lawson, together, have invested a total of $220 in our Company. As well, since inception, Mr. Lawson has incurred liabilities of $10,016 on behalf of the Company. The Company retains the discretion to repay the total of $10,016 contributed to the Company by Mr. Lawson from the proceeds raised through its' offering. Such repayment could be made immediately after payment of commissions owing, if any, and offering expenses incurred.
The sum of $10,016 is a non-interest bearing demand loan by Mr. Lawson to the Company. As of the date hereof, there has not been any repayment of this loan. There are not any documents setting forth the terms of the loan and the loan is not due on any specific date. You will be providing substantially all of the cash for our operations. As a result, if we cease operations for any reason, you may lose your investment while Messrs. Moi and Lawson, together, may lose approximately $10,236.

13.	THE LIMITED MARKET FOR OUR SHARES WILL MAKE OUR PRICE MORE
VOLATILE. AS WELL, OUR STOCK IS HELD BY A SMALL NUMBER OF INVESTORS THUS REDUCING THE LIQUIDITY OF OUR STOCK AND THE LIKELIHOOD THAT ANY ACTIVE TRADING MARKET WILL DEVELOP.

 	The market for our common stock is limited and we cannot assure you that a larger market will ever be developed or maintained. Currently, our stock is not listed on any established trading system. The fact that most of our stock is held by a small number of investors further reduces the liquidity of our stock and the likelihood that any active trading market will develop. The market for our common stock is likely to be volatile and many factors may affect the market. These include, for example:

1) Our success, or lack of success, in marketing our services and developing our customer base;
2) Competition;
3) Government regulations; and
4) Fluctuations in operating results.

	The stock markets generally have experienced, and will likely continue to experience, extreme price and volume fluctuations which have affected the market price of the shares of many small capital companies. These fluctuations have often been unrelated to the operating results of such companies. Such broad market fluctuations, as well as general economic and political conditions, may decrease the market price of our common stock in any market that develops.

14.	LEGAL SERVICE AGAINST ONE OF THE COMPANY'S OFFICERS MAY BE
DIFFICULT. IF LEGAL SERVICE CANNOT BE EFFECTED, THEN THAT OFFICER
CANNOT BE MADE PARTY TO A LAWSUIT.

	We are incorporated in the State of Nevada and maintain a registered office in Las Vegas, Nevada. This registered office is authorized to accept service of all legal process upon the Company. Currently, Mr. Moi, our director and president, and Mr. Lawson, our director, secretary, treasurer, and chief financial officer, are both residents of Canada. Though it is possible, it may be difficult for a resident of a country other than Canada to serve Mr. Moi and Mr. Lawson with legal process or other documentation. If legal service cannot be effected as against either Mr. Moi or Mr. Lawson, then they cannot be made a party to a lawsuit.

15.	OUR AUDITORS HAVE DETERMINED THAT WE DO NOT HAVE
SUFFICIENT WORKING CAPITAL NECESSARY TO BE SUCCESSFUL AND TO SERVICE
OUR DEBT.

	Following review of our financial statements, our auditors have determined that we do not have sufficient working capital necessary to be successful and to service our debt. As a result, our auditors have raised substantial doubt about our ability to continue as a going concern. According to our auditors, continuation of our Company as a going concern is dependent upon obtaining additional working capital.

16. 	WE HAVE NO EMPLOYEES AND ARE LARGELY DEPENDENT UPON OUR
OFFICERS TO DEVELOP OUR BUSINESS. IF WE LOSE EITHER OF OUR OFFICERS OR IF OUR OFFICERS DO NOT ADEQUATELY DEVELOP OUR BUSINESS, THEN WE WILL GO OUT OF BUSINESS.

	At the outset, our success will depend entirely on the ability of Messrs. Moi and Lawson. We do not carry a "key person" life insurance policy on either Messrs. Moi and Lawson. The loss of either Messrs. Moi and Lawson could devastate our business. Although Mr. Moi has some experience in the music industry and believes that he will be able to attract recording artists to the Company, his business experience is limited and he cannot guarantee that any recording artists will sign agreements with the Company. Neither Messrs. Moi nor Lawson has significant experience in the area of website development or information technology thus we will rely upon the expertise of outside consultants to assist us with these matters. We currently have no employees. We rely almost exclusively upon our officers to meet our needs. Both Mr. Moi, our director and president, and Mr. Lawson, our director, secretary, treasurer, and chief financial officer, are engaged in work outside of the Company. This work limits the amount of time that they may devote to Company matters. Initially, it is anticipated that both Mr. Moi and Mr. Lawson will devote approximately 5 hours per week to the Company with additional time being devoted to the Company once business operations are commenced. Mr. Moi's primary responsibilities with the Company will involve securing recording artists under contract to the Company while
Mr. Lawson will be primarily responsible for financial and administration matters of the Company.

                   FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words "expects," "anticipates," "estimates," "intends" and similar expressions are intended to identify forward looking statements. These statements include, but are not limited to, statements under the captions, "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business" and elsewhere in this prospectus.

     These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus.

                        USE OF PROCEEDS

     This offering is being made on a best efforts - no minimum basis. Since this is a no minimum offering, there is no assurance that we will raise any proceeds. The following table sets forth management's current estimate of the allocation of net proceeds expected to be received from this offering. Actual expenditures may vary from these estimates. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.

				If Maximum
				of 2,000,000	If 1,500,000	If 1,000,000	If 500,000
				Shares sold (1)	Shares sold (2)	Shares sold (3)	Shares sold (4)

Total Proceeds: 		$200,000		$150,000		$100,000		$50,000
 Less:
Commission (5)		  20,000	  	  15,000	  	  10,000	  	  5,000

Net Proceeds from		 $180,000	 	 135,000	  	  90,000	 	 45,000
 Offering Available:

Use of Net Proceeds:
Offering Expenses(6) 	    25,000	    	  25,000	    	  25,000	  	 25,000
Filing Fees
Debt Payments (7)(8)  	    10,016	     	  10,016	   	  10,016	  	 10,016
Equipment			    30,000	     	  25,000    	  15,000	   	  4,000
Marketing			    15,000	     	  10,000	    	   5,500	   	  1,000
Website Development (9)	    10,000	     	  10,000     	   4,000 	     	    500
Working Capital (10)	    89,984	     	  54,984	   	  30,484 	   	  4,484

Total Use of Net Proceeds:$180,000     	 135,000	   	  90,000	 	 45,000

(1) Assuming that the maximum of 2,000,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 10 to 12 months. This statement is based on a comparative review of the net proceeds as against our projected costs for those items listed under 'Use of Net Proceeds', above, i.e., Equipment, Marketing, Website Development, and Working Capital (see page 27, Plan of Operations, for additional details). We cannot guarantee that our cash requirements will be satisfied during this time period. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business.
Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(2) Assuming that 1,500,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately
8 to 10 months. This statement is based on a comparative review of the net proceeds as against our projected costs for those items listed under 'Use of Net Proceeds', above, i.e., Equipment, Marketing, Website Development, and Working Capital (see page 27, Plan of Operations, for additional details). We cannot guarantee that our cash requirements will be satisfied during this time period. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(3) Assuming that 1,000,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 6 to 8 months. This statement is based on a comparative review of the net proceeds as against our projected costs for those items listed under 'Use of Net Proceeds', above, i.e., Equipment, Marketing,
Website Development, and Working Capital (see page 27, Plan of Operations, for additional details). We cannot guarantee that our cash requirements will be satisfied during this time period. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(4) Assuming that 500,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 4 to 6 months. This statement is based on a comparative review of the net proceeds as against our projected costs for those items listed under 'Use of Net Proceeds', above, i.e., Equipment, Marketing, Website Development, and Working Capital (see page 27, Plan of Operations, for additional details). We cannot guarantee that our cash requirements will be satisfied during this time period. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(5) We plan to have Mr. Moi, our President, sell shares in our Company.
Mr. Moi will not receive any commissions or discounts. We do not have any agreements, arrangements or understandings with any broker/dealers to offer or sell our shares, although we may, at our discretion, retain such to assist in the offer and sale of our shares. This represents the maximum underwriting discounts and commissions we will pay if broker/dealers are used to sell the shares.

(6) Legal expenses of $15,000 are one component of our Offering Expenses. Currently, there has not been any payment made toward legal expenses. For the purpose of this section, 'Use of Proceeds', we have included legal expenses under Offering Expenses and have not included legal expenses under the heading Debt Payments. The Company will make use of offering proceeds to pay its legal expenses and other offering expenses.

(7) Our balance sheet shows accounts payable of $10,016. This sum refers to: (a) debts owing to Mr. Lawson for expenses which he paid on behalf of the Company including company registration, incorporation, Nevada State filing fees, and purchase of the Company's domain names; and (b) a non-interest bearing demand loan by Mr. Lawson to the Company. There are not any documents setting forth the terms of the loan and the loan is not due on any specific date.

(8) With reference to footnote 7, hereabove, any repayment to Mr. Lawson in respect of debt payments and outstanding loan proceeds would be made after payment of offering expenses.

9) We expect that website development costs will be comprised of a set up fee of approximately $8800 and, thereafter, monthly maintenance costs of approximately $100. If the Company were to sell less than 1,500,000 shares pursuant to its Offering, then it is intended that only one of our website domains would be developed. The sophistication of our website would depend upon the funds we are able to allocate in accordance with the Use of Proceeds table above.

(10) A substantial part of the proceeds are allocated to working capital. Specifically, we expect that the working capital portion of the proceeds will be used to pay expenses such as employee wages, recording studio rental, administration costs, and other office expenses except for the purchase and/or lease of office equipment (see page 27, Plan of Operations, for additional details). The principal reasons for this offering are (a) to raise sufficient funds that will enable us to commence business operations; and (b) to pay for our start up expenses. None of the working capital nor any other proceeds raised from this offering will be used to pay a salary to Mr. Moi nor Mr. Lawson.

                DETERMINATION OF OFFERING PRICE

     As no underwriter has been retained to offer our securities, the offering price of our shares was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our shares.

                            DILUTION

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares that you purchase is also a result of the lower book value of the shares held by our existing shareholders.

     As of the date of this offering, we had 2,200,000 common shares issued and outstanding and a net tangible book value of $(714) or $0.00 per share.

     The proceeds from the sale of shares will vary depending on the total number of shares sold.

     Upon completion of this offering, if all 2,000,000 shares (or 100%) offered hereunder are sold, there would be a total of 4,200,000 common shares issued and outstanding. If the maximum 2,000,000 shares are sold, then the net proceeds after deducting offering expenses of $45,000 will be $155,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $154,286. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.07. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.03 or approximately 30% and our existing shareholders would receive an increase in book value of approximately $0.07 per share without any additional investment on their part.

     Upon completion of this offering, if 1,500,000 shares (or 75%) offered hereunder are sold, there would be a total of 3,700,000 common shares issued and outstanding. If 1,500,000 shares are sold, then the net proceeds after deducting offering expenses of $40,000 will be $110,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $109,286.
Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.05. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.05 or approximately 50% and our existing shareholders would receive an increase in book value of approximately
$0.05 per share without any additional investment on their part.

     Upon completion of this offering, if 1,000,000 shares (or 50%) offered hereunder are sold, there would be a total of 3,200,000 common shares issued and outstanding. If 1,000,000 shares are sold, then the net proceeds after deducting offering expenses of $35,000 will be $65,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $64,286. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.03. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.07 or approximately 70% and our existing shareholders would receive an increase in book value of approximately $0.03 per share without any additional investment on their part.

     Upon completion of this offering, if 500,000 shares (or 25%) offered hereunder are sold, there would be a total of 2,700,000 common shares issued and outstanding. If 500,000 shares are sold, then the net proceeds after deducting offering expenses of $30,000 will be $20,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $19,286. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.01. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.09 or approximately 90% and our existing shareholders would receive an increase in book value of approximately $0.01 per share without any additional investment on their part.

      The following information compares the differences of your investment in our shares with the investment of our existing shareholders:

Existing Shareholders

Price per share     ............................................... $  0.0001
Net tangible book value per share before offering ................. $  0.00
Net tangible book value per share after offering
assuming 100% of shares (i.e., 200,000) are sold .................. $  0.07
Increase to current shareholders in net tangible book
 value per share after offering ................................... $  0.07
Capital Contributions ............................................. $  220
Total number of shares after offering held by all
		investors ............................................. 4,200,000
Number of shares outstanding before the offering .................. 2,200,000
Number of shares outstanding after the offering
 held by existing shareholders .................................... 2,200,000

Percentage of ownership after the offering ........................    52.38%


Purchasers of Shares in this Offering if all Shares sold

Price per share     ............................................... $    0.10
Dilution per share ................................................ $    0.03
Capital contributions ............................................. $ 200,000
Total number of shares after offering held by all
		investors ............................................. 4,200,000
Number of shares after offering held
 by public investors .............................................. 2,000,000
Percentage of ownership after the offering ........................    47.62%

Purchasers of Shares in this Offering if 75% of Shares sold

Price per share     ............................................... $    0.10
Dilution per share ................................................ $    0.05
Capital contributions ............................................. $ 150,000
Total number of shares after offering held by all
		investors ............................................. 3,700,000
Number of shares after offering held
 by public investors .............................................. 1,500,000
Percentage of ownership after the offering ........................    40.54%

Purchasers of Shares in this Offering 50% of Shares sold

Price per share     ............................................... $    0.10
Dilution per share ................................................ $    0.07
Capital contributions ............................................. $ 100,000
Total number of shares after offering held by all
		investors ............................................. 3,200,000
Number of shares after offering held
 by public investors .............................................. 1,000,000
Percentage of ownership after the offering ........................    31.25%

Purchasers of Shares in this Offering if 25% of Shares sold

Price per share     ............................................... $    0.10
Dilution per share ................................................ $    0.09
Capital contributions ............................................. $  50,000
Total number of shares after offering held by all
		investors ............................................. 2,700,000
Number of shares after offering held
 by public investors ..............................................   500,000

Percentage of ownership after the offering ........................    18.52%


                       PLAN OF DISTRIBUTION

     Currently, we plan to sell the shares in this offering through Mr. Joseph K. Moi, our director and president. Mr. Moi will not receive any commission from the sale of any shares. Mr. Moi will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934
(the "Act") in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. These conditions are as follows:

     The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

     The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     The person is not, at the time of their participation, an associated person of a broker-dealer; and

     The person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Act in that he (a) primarily performs, or is intended to primarily perform at the end of the offering, substantial duties for or on behalf of the Issuer other than in connection with transactions in securities; and (b) is not a broker-dealer, or an associated person of a broker-dealer, within the preceding twelve (12) months; and (c) does not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on paragraphs (a)(4)(i) or (a) (4) (iii) of the Act.

     Mr. Moi is not subject to disqualification, is not being compensated, in connection with his participation in the offering by the payment of commission or any other remuneration based either directly or indirectly on transactions in securities, and is not associated with a broker-dealer. Mr. Moi is and will continue to be one of our officers and directors at the end of the offering and, during the last twelve months, he has not been and is not currently a broker-dealer nor associated with a broker-dealer. Mr. Moi has not, during the last twelve months, and will not, during the next twelve months, offer or sell securities for any other Issuer other than in reliance on paragraphs (a)(4)(i) or (a) (4) (iii) of the Act.

     In the past, we have received unsolicited indications of interest in 42nd Street Management Group, Inc. from individuals familiar with us. Mr. Moi will arrange for delivery of a prospectus to these individuals and to others whom he believes may be interested in purchasing all or a part of this offering.

                       LEGAL PROCEEDINGS

    To our knowledge, neither us, nor any of our officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation and none of our officers or directors have been found by any court of competent jurisdiction to have violated any federal or state securities or commodities law. There are no judgments, orders, or decrees against us or our officers or directors that limit in any manner our involvement or that of our officers or directors in any type of business, securities or banking activities. None of our officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office. None of our officers or directors has been involved in any capacity in any bankruptcy petition.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
                        CONTROL PERSONS

     The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the shareholders. Officers and other employees serve at the will of the Board of Directors.

	Name				Age	Term Served as	Position with the Company
									Director/Officer

	Joseph K. Moi		27	July, 2003		President/Director

     	Harvey M. J. Lawson	55	July, 2003		Secretary/Treasurer/Director
									Chief Financial Officer

     The above individuals will serve as officers and directors. A brief description of their background and business experience follows:

     Joseph K. Moi. Mr. Moi has been directly involved, in one or more capacities, with the music industry for the past 5 years. During these five years, Mr. Moi has been self-employed and has undertaken work on a contractual basis. Specifically, Mr. Moi has undertaken the responsibility of producing, co-producing, engineering and/or mixing tracks on more than 20 albums for music recording artists such as Nickelback, Santana, Theory of a Deadman, Default, and Closure. Motion picture soundtracks on which Mr.Moi has contributed include the Charlies Angels soundtrack album and the Spiderman soundtrack album. Mr. Moi currently devotes approximately 5 hours per week to 42nd Street Management Group, Inc.
and will devote additional time as required.

     Harvey M.J. Lawson. Mr. Lawson obtained his B.Sc.Econ. (Hons.) from
London University in 1970 and his MBA from Manchester Business School in 1974. Throughout his business career, Mr. Lawson has been involved with several companies in different positions typically involving business and finance, including: Senior Financial and Economic Analyst with the Insurance
Corporation of British Columbia; Principal Lecturer at Hong Kong
Polytechnic, Department of Accountancy; Financial Adviser with MemberCARE Financial Services. During the past 5 years, Mr. Lawson has been self-employed. Specifically, Mr. Lawson has also been a board member and officer for several public companies listed on Canadian and American stock exchanges. For these companies, he was responsible for, to varying degrees with respect to each company, for accounting matters, preparing financial statements liaising with auditors and lawyers, drafting news releases, and preparing corporate filings. The Canadian listed companies, all listed on the TSX Venture Exchange, for which Mr. Lawson has served include: SRR Mercantile Inc., a company whose primary business during Mr. Lawson's tenure (1998-1999) was mining in Madagascar. Mr.

Lawson served as a director and secretary; Ameridian Ventures
Inc. a company whose primary business until 1998 was copper mining and milling in Chile. The company's mill and mine were shut down in 1998 and the company commenced a change of business in 2000. Mr. Lawson remained with the company as a director, secretary ad chief financial officer from 1998 to early 2001; Habanero Resources Inc., a company whose initial business purpose was oil and gas exploration in Trinidad. Insufficient funding did not permit the company to pursue this interest. The company is now generating revenue through subsequently acquired oil and gas properties located in the State of California. Mr. Lawson has been with the company since 1999 to the current date as a director and secretary; Lorex Minerals Inc., currently inactive and undergoing a reorganization. Following reorganization, the company intends to seek a mining project. Mr. Lawson has been with the company from 2001 to the current date as a director and president; Trade
Winds Ventures Inc., a company whose primary business is gold exploration in Canada. Mr. Lawson has been with the company from 2001 to the current date as a director and secretary; Sunorca Development Corp., a company whose primary business is gas exploration in Tanzania. Mr. Lawson has been with the company from 2001 to the current date as a director and secretary; Dimensions West Energy Inc., a company that recently sold its' interest in an oil and gas company based in Indonesia and is currently being reorganized to pursue other activities; Mr. Lawson has been with the company from 2001 to the current date as a director;
Golden Fortune Investment Ltd., a company whose primary business is diamond exploration in Canada. Mr. Lawson has been with the company from 2001 to the current date as vice-president of strategic planning; Great Western Minerals Corp., a company whose primary business is gold and diamond exploration in Canada and the United States. Mr. Lawson has been with t he company from 2002 to the current date as a director and secretary. The American listed companies, all listed on the Over The Counter Bulletin Board, include: Litewave Corp., whose primary business is oil and gas development and production.
Mr. Lawson has been with the company from 2000 to the current date as a director and secretary; Pluristem Life Systems Inc., whose primary business involves commercialization of stem cell replication technology.
Mr. Lawson has been with the company from 2001 to the current date as a director, secretary, and treasurer. Mr. Lawson currently devotes approximately 5 hours per week to 42nd Street Management Group, Inc. and will devote additional time as required.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND MANAGEMENT

The term "beneficial owner" refers to both the power of investment, i.e., the right to buy and sell, and rights of ownership, i.e., the right to receive distributions from the Company and proceeds from sales of the shares. As these rights or shares may be held by more than one person, each person who has a beneficial ownership interest in shares is deemed to be the beneficial owners of the same shares because there is shared power of investment or shared rights of ownership.

				Amount of
				Beneficial		% of Shares
Name and Address         Ownership (1)	Before Offering

Joseph K. Moi		1,100,000		50%
206-4363 Halifax Street
Burnaby, BC
V5C 5Z3   Canada

Harvey M.J. Lawson 	1,100,000		50%
464 Somerset Street
North Vancouver, BC
V7N 1G3   Canada

All officers and
directors as a group
(2 persons)			2,200,000		100%

	TOTAL:		2,200,000		100%

     (1)	Security ownership of both of the beneficial owners was determined
	on July 16, 2003.
     (2)	Assumes that 2,000,000 shares are sold in this offering.

                 DESCRIPTION OF THE SECURITIES

     Description of Common Stock. We are currently authorized to issue 100,000,000 shares of $0.0001 par value common stock. All shares when issued, will be fully paid and non-assessable. All shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share that they own at any shareholders' meeting.

     Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available. Upon liquidation, holders of shares of common stock are entitled to participate pro-rata in a distribution of assets available for such distribution to shareholders. There are no conversion, pre-emptive, or other subscription rights or privileges with respect to any shares.

     Reference is made to our Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of common stock. Our shares do not have cumulative voting rights: this means that the holders of more the 50% of the shares voting for each election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% will not be able to elect any directors.

     Following completion of this offering, we will not be required to provide you with an annual report and we will not voluntarily send an annual report to you. We will be required to file reports with the Securities and Exchange Commission under section 15(d) of the Securities Act. The reports will be filed electronically. The common reports that we will be required to file are known as Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at their Public Reference Room at 450

Fifth Street, N.W., Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov. that contains reports, proxy and information statements, and will contain copies of the reports that we file electronically.

     Transfer Agent.  Signature Stock Transfer, Inc., 2301 Ohio Drive,
Suite 100, Plano, Texas, 75093, Telephone (972) 612-4120, will act as the transfer agent and registrar for our outstanding securities upon completion of this offering.

             INTEREST OF NAMED EXPERTS AND COUNSEL

     None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of 42nd Street Management Group, Inc.

     Legal Matters. Certain legal matters will be passed upon for us by Kenneth H. Finkelstein, Attorney At Law, 2200-1420 Fifth Avenue, Seattle, Washington, 98101.

     Accounting Matters. The financial statements included in this prospectus and elsewhere in the registration statement have been audited by Sellers and Andersen, L.L.C., located in Salt Lake City, Utah, as set forth in their report, and are included herein in reliance upon the authority of the stated firm as experts in accounting and auditing in rendering such reports.

      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                 FOR SECURITIES ACT LIABILITIES

     In accordance with our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

	Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers, and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            ORGANIZATION WITHIN THE LAST FIVE YEARS

     We are a start-up company and have no operating history. We anticipate making all arrangements necessary to commence operations as soon as practicable once funds from this offering are made available (see page 28, Certain Relationships and Related Transactions).

                    DESCRIPTION OF BUSINESS

COMPANY HISTORY

     42nd Street Management Group, Inc. was formed as a Nevada State corporation on July 16, 2003. Our principal executive office is located at 1220 Eastview Road, Suite 100, North Vancouver, British Columbia, V7J 1L6, Canada. Our telephone number is (604) 683-0941. Our two websites are located at http://www.42ndstreetmgi.com and http://www.42ndstreetmanagement.com. Neither of our websites are currently active.

Our Strategy

     We intend to establish a management and consulting business rendering services to recording artists involved in the music industry. Our business will provide the following services.

     Producing, engineering, and mixing music performed by music recording
	artists;
     Arranging distribution of commercially viable recorded music;
     Promoting commercially viable recorded music; and Negotiating agreements with third parties who may assist with
	promotion and/or distribution of commercially viable recorded music, including staging live concerts.

Overview

     Joseph K. Moi, our president and director, has been directly involved, in one or more capacities, with the music industry for the past 5 years (see page 19). Mr. Moi has undertaken the responsibility of producing, co-producing, engineering and/or mixing tracks on more than 20 albums for music recording artists such as Nickelback, Santana, Theory of a Deadman, Default, and Closure. Motion picture soundtracks on which Mr. Moi has contributed include the Charlies Angels soundtrack album and the Spiderman soundtrack album. As well, Mr. Moi is currently responsible for producing, engineering, and/or mixing tracks for several other music recording artists, such as Fifth Season, 40 Foot Echo, Union One, Ian Thornley, and Mariana's Trench. With regard to the recording artists represented by our Company, Mr. Moi will be responsible for producing, engineering and mixing tracks. More specifically, Mr. Moi's roles will include finding recording artists and signing them to contracts with the Company; arranging studio time during which the recording artist's performance will be recorded; interacting with the recording artist; ensuring that all instruments and equipment are properly set up to record the music; and editing and mixing tracks. Harvey M.J. Lawson, our Secretary, Treasurer, Chief Financial Officer, and Director will contribute his knowledge and experience of business and financial matters to the administrative and corporate operations of the Company (see page 19).
The Company expects to generate revenue through sales of music performed by recording artists represented by the Company, sales of advertising space on its website, and proceeds from live concert performances and sales of related paraphernalia. (see page 26).

Target Market

     Our target market will not necessarily be limited to specific geographic locations, age groups, or other demographic markers. Rather, for the most part, our market will be North American based musical artists. The reason being that we will rely upon Mr. Moi to cultivate and expand his contacts within the music industry for the purpose of attracting artists to sign with the Company. Mr. Moi's current contacts are located throughout North America. We do not need to pursue nor satisfy any special licensing or regulatory requirements before establishing or delivering our intended services other than requisite business licenses.

We do not need to pursue nor satisfy any special licensing or regulatory requirements before establishing or delivering our intended services other than requisite business licenses. If new government regulations, laws, or licensing requirements are passed that would cause us to restrict or eliminate any of our intended services, then our business would suffer. For example, if we were required to obtain a government issued license for the purpose of providing management and consulting services, then we could not guarantee that we would qualify for such license. If such a licensing requirement existed, and we were not able to qualify, then our business would fail. Presently, to the best of our knowledge, no such regulations, laws, or licensing requirements exist or are likely to be implemented in the near future, that would reasonably be expected to have a material impact on or sales, revenues, or income from our business operations.

Producing / Engineering / Mixing

     Production of a music album will take place shortly after securing a recording artist under contract. Each contract will require the artist to complete, within a certain period of time, the writing of all songs to be recorded. Upon completion, the songs will be performed in a recording studio. Our office will not be an appropriate venue for recording music since it is more suitable for meetings and other administrative matters.
As a result, we expect to rent space in a recording studio for the purpose of recording the artists' music. It is anticipated that the recording studio would be rented on an 'as needed' basis. Mr. Moi would be present for the duration of the recording session and would be responsible for producing, engineering, and mixing all tracks on an album (see Page 19).
Mr. Lawson's presence at recording sessions is not essential. At his discretion, Mr. Moi may arrange for one or more other individuals to be present during recording sessions for the purpose of evaluating the music and providing feedback with regard to the artist. It is expected that such other individual would assist Mr. Moi in his decision making process.
We do not anticipate paying such other individual for their assistance.
Once the recording is completed, we would arrange for the music to be transferred to a certain number of compact discs (CDs) and/or other recording devices. The initial number of CDs manufactured would depend upon our promotion plans, projected demand, and the number of distribution outlets arranged. We anticipate being conservative in our projections for the initial manufacturing run. Additional CDs would be manufactured in accordance with demand.

Distribution

     For the purpose of maximizing exposure of the artist's music and, consequently, revenue potential for the Company, we intend to arrange several distribution sources. We expect that some of these sources will include the following:

	Local and national stores, located throughout the United States and Canada, that sell music. These stores will include, but are not limited to: Walmart (which accounts for a substantial percentage of compact disc music sales throughout North America); Amazon; Barnes and Noble; HMV; Tower Records; Virgin Megastore; Buy.com; and CDNow.

	Companies that distribute music via the Internet for a fee, such as Apple's iTune Music Store.

	One or both of our websites.

	As of the current date herein, the Company has not commenced negotiations nor does the Company have any contracts with any of the distribution sources noted above. Although we anticipate negotiating contracts with these distributors at a future date, it is in no manner certain that the above-noted distributors or any other distributor will agree to sell the music of any recording artist's whom we represent.

	We expect that third party distributors will hold back a percentage of sales revenue in payment of their distribution fee. Owing to the nature of the business, any payments owing to the Company from a third party distributor would likely not be received by the Company for at least 30 -60 days, and possibly longer, from the date of sale. In the event that a distributor whom we utilize goes out of business, then it is possible that we will not recover any funds owing to us from sales. We would not expect to incur significant costs in securing the services of third party distributors. We expect that any costs incurred would be related to meetings with representatives of third party distributors and related costs of such meetings. Such costs may include telecommunication, travel, and entertainment expenses. The source of funding for any such costs would be from net proceeds of this offering.

Promotion

Initially, our services will be promoted by Mr. Moi who will discuss our services with his contacts throughout the music industry. Our websites will sufficiently detail who we are and what services we offer. However, for the foreseeable future, we do not expect to promote our websites other than having them listed on various search engines. We expect to place advertisements in industry trade publications for the purpose of furthering awareness of our Company and services offered. We anticipate providing excellent client satisfaction, one result of which will be increased awareness of our Company through word of mouth. We also intend to promote our recording artists to FM radio stations and college/university radio stations in anticipation of securing radio play of our artist's songs. We believe that increased exposure through the airwaves will result in increased demand for an artist's album and, consequently, increased sales.

Third Party Relations

     If we are not able to arrange for sufficient distribution or promotion of a track and/or album despite our own efforts, we will consider contracting with a third party for assistance. For example, if we are not able to arrange for our artist's tracks to get radio airtime, we may request the services of a third party who is able to secure radio airtime. Should an artist achieve commercial success while under contract to the Company, receive adequate radio exposure, reach certain sales targets, and generally, make a name for themselves, then we expect to consider the possibility of staging one or more live concerts and/or concert tours. Neither of our officers/directors has experience with staging a concert. Thus, in the event that we proceeded to stage one or more live concerts then we may engage the services of one or more individuals who has experience with managing a concert, i.e., arranging venues, travel, production of concert paraphernalia, such as t-shirts, posters, mugs, etc. We would anticipate that such a third party engagement would be limited to 1 to 5 concerts following which one or both of our officers/directors would have gained sufficient knowledge to manage the concert schedule and related affairs by themselves.
The source of funding for costs incurred from retaining a third party to manage concerts would be from net proceeds of this offering.

Potential Revenue Streams

     We intend to target four potential revenue streams in the operation of our proposed business:

     Sales of music via third party distributors, both at retail stores and via
	the Internet;
     Direct sales of music via download from one or more of our websites; Proceeds from live concert performances and sales of related
	paraphernalia; and
     Advertising sales on one or more of our websites.

     It is expected that the Company would be entitled only to a certain share of sale proceeds except for such proceeds generated from music downloads from one or more of our websites. Other parties would also be entitled to their share, i.e., the recording artist, distributor, and any other third party involved with the promotion, distribution and/or sale of music and/or related paraphernalia.

Technology and Systems

     We have not yet retained the services of a website development and maintenance organization but expect to do so shortly. Such an organization will be responsible for developing and maintaining our websites and implementing appropriate software and technologies. Where possible, we will purchase or lease commercially available licensed technologies since this would be more cost effective than developing our own technologies.
It is intended that our systems will have capacity expansion capabilities to support future growth.

Commencing Operations

     As of the date of filing this registration statement, we have not entered into any agreements with any third parties who may be involved in the operation of our business. We are not likely to pursue any business relationships with third parties until after the expiration of this offering. To be clear, such business relationships would not include a business combination and it is not our intention to seek a business combination within the next 12 months.

Competition

     Competition in management consulting services provided to music industry recording artists is highly competitive. Many of our competitors have certain advantages over us owing to factors including: greater financial resources, longer operating histories, stronger name recognition, more advanced technical resources, and superior marketing resources. We may not be able to compete successfully against these competitors in selling our services. Competitive pressures may also force down prices for our services and such price reductions would likely reduce our revenues. We cannot guarantee that we will succeed in marketing our services or generating revenues. In the event that we commence operations, we will compete directly with other companies that have developed similar business operations and who market and provide their services to our target clientele. This competition could negatively affect our ability to secure and maintain clientele. An inability to secure and/or maintain clientele would negatively affect our ability to generate revenue. To compete successfully, we intend to rely upon Mr. Moi's contacts within the music industry to generate business and Mr. Lawson's business acumen to operate the Company efficiently and on a cost effective basis.

Employees

     Mr. Moi and Mr. Lawson both are currently working approximately 5 hours per week on behalf of the Company. As required, Mr. Moi and Mr. Lawson will devote additional time. Currently, we do not have any employees and Messrs. Moi and Lawson do not have employment agreements with us. We expect that additional personnel will be hired as demand for our services increases.
We anticipate needing to hire up to five individuals within the next twelve months, including one co-producer, two talent scouts, one secretary/receptionist, and one accountant/bookkeeper.

                       PLAN OF OPERATIONS

     Our plan of operations for the next twelve months is to raise funds through this offering. A principal use of the offering proceeds will be to provide working capital required upon commencement of operations until such time as sufficient revenues are generated to cover operating expenses. These funds will also be applied towards payment of start up expenses. Upon completion of this offering and within the twelve (12) month period thereafter, we expect that proceeds raised from this offering will be our only source of funding. We expect that funds raised from this offering will pay for anticipated expenses within the time period stated herebove. Assuming that we raise the maximum proceeds from this offering, we anticipate incurring the following expenses (see page 11, 'Forward-Looking Statements'): music equipment rental and/or purchase ($20,000); recording studio rental ($25,000); employee compensation ($30,000); auditor ($7,500); legal ($10,000); transfer agent ($3,000); travel ($7,300); insurance ($684
- includes insurance for office premises and equipment); administration/general ($5,000); utilities ($1,500); office desks, chairs, and related furnishings ($3,000); computers ($3,500); software ($2,000); cell phones ($1,500 - includes the initial cost and monthly fees for phones for each of our two officers); marketing ($15,000); and website development and maintenance ($10,000).

	As we have not yet commenced active business operations, we have not achieved any of our business objectives. The objectives expected to be achieved before we first start generating revenues include the following:

	Within 45-90 days of completion of this offering, arranging for at least one of our websites to be operational. To accomplish this, we will need to hire a website production company whose services would be paid for with the proceeds raised from this offering. We expect the set up cost to be approximately $8800 with approximate monthly maintenance costs of $100. We have not yet retained a website production company. Both of our officers will determine who to retain to provide this service. Both of our officers will work with the website production company for the purpose of creating a website that properly reflects our business. We will arrange for software to be installed on one or more of our personal computers that allows us to access our website for the purpose of making changes to the website. The cost of this software will be included in the set up fee. In the event that we raise less than the maximum amount from this offering, then the amount of funds allocated for website production would be reduced (see page 29). Less funds available for website production could negatively affect our promotional/marketing activities which, in turn, could negatively affect our ability to attract recording artists thus limiting our ability to generate revenue. As well, insufficient funds allocated to website production may prevent us from allowing consumers to download music from our website thus eliminating a potential revenue stream;

	Within 90 days of completion of this offering, we anticipate implementing our promotional plan (see page 23, hereabove). In the event that we raise less than the maximum amount from this offering, then the amount of funds allocated for promotional/marketing activity would be reduced (see page 29).
Less funds available for promotional/marketing activity could negatively affect our ability to attract recording artists thus negatively affecting our ability to generate revenue;

	Within 30-60 days of completion of this offering, attempting to secure recording artists under contract to the Company. This is a responsibility to be undertaken by Mr. Moi. Currently, Mr. Moi has commenced searching for recording artists and he will continue to do so both prior, and subsequent to, completion of this offering. Any costs incurred in this regard would be limited to travel costs which we have budgeted at $7,300. As of the date of this registration statement, the Company has not signed any music artists to any contracts with the Company. In the event that we raise less than the maximum amount from this offering, then the amount of funds allocated for travel costs may have to be reduced (see 'Working Capital' expenditures page 29). Less funds available for travel could prevent us from securing recording artists under contract thus reducing or eliminating potential revenue sources;

	Within three to nine months of completion of this offering, producing one or more albums for recording artists under contract to the Company. Production costs would include music equipment rental (budgeted at $20,000) and/or purchase, and recording studio rental) budgeted at $25,000). In the event that we raise less than the maximum amount from this offering, then the amount of funds allocated for equipment and recording studio rental would have to be reduced (see 'Equipment' and 'Working
Capital' expenditures page 29). If sufficient funds were not available for production, then we would not have any product to sell and our business would fail;

	Within six to twelve months of completion of this offering, arranging for distribution and sales of albums that we produce. This would involve negotiating agreements with one or more music distributors (see page 24, Distribution) and/or allowing consumers to download music from our website. Costs incurred would potentially include communication and travel as they relate to consummating agreements with distributors, and legal costs incurred for preparing and/or reviewing written agreements with distributors. In the event that we raise less than the maximum amount from this offering, then the amount of funds allocated for legal and travel costs would have to be reduced (see 'Working Capital' expenditures page 29). Less funds available for travel and/or legal costs could prevent us from concluding distribution agreements thus reducing or eliminating potential revenue sources;

	Within twelve months of completion of this offering, hiring and training employees. Specifically, we anticipate hiring one secretary/receptionist at a monthly cost of approximately $1500, one accountant/bookkeeper at a monthly cost of approximately $1000, two talent scouts whose purpose would be to refer new or existing recording artists to the Company; each talent scout would be paid an agreed upon commission in the event that a recording artist whom they referred to the Company becomes a client of the Company and generates revenue for the Company; a co-producer would be hired only if we secure a certain number of recording artists under contract. With several recording artists, Mr. Moi would likely require assistance with producing an increased number of albums. In the event that we raise less than the maximum amount from this offering, then the amount of funds allocated for hiring and training employees would have to be reduced (see 'Working Capital' expenditures page 29). With fewer or no employees, our officers/directors would be responsible for all aspects of our operations. This would likely limit our revenue potential since more time would be devoted to corporate and administrative matters rather than securing recording artists under contract and producing and selling albums.

    The result being that our operations would be scaled down since our officers/directors would be responsible for more aspects of our operations.

	Since we are in the initial stages of developing our business, there is no assurance that there will be sufficient demand for our services to allow us to operate profitably. Our auditors have determined that we do not have sufficient working capital necessary to be successful and to service our debt. As a result, our auditors have raised substantial doubt about our ability to continue as a going concern. If we are not successful at creating demand for our services, then it is not likely that we will generate sufficient revenues from services to operate profitably. We expect to address the concerns raised by our auditor by: generating revenue through the provision of management and consulting services to music recording artists; and, assuming we are able to generate sufficient traffic to our website, we may generate revenue through sales of music and advertising on our website. We do not, however, anticipate advertising sales to generate significant revenue and it is possible that no advertising revenue will be generated. As well, it is not expected that sales of music downloaded from our website will be a source of revenue until such time that we have completed production and promotion of music recorded by one or more artists. If we do not secure the services of any music recording artists, then we will not generate any revenue through selling music on our website. Initially, we expect that the primary economic driver of our business model will be fees generated from management consulting services
provided to music recording artists. In the event that we are successful in attracting commercially viable recording artists and we are then able to stage live concerts, we expect that revenue from such concerts would substantially supplement our revenue. If we are not successful in creating demand for our services, then we are not likely to generate profit.

	The period of time during which we may be able to satisfy our cash requirements depends on the net proceeds raised in our offering (see page 13, Use of Proceeds). Note that we cannot, and do not, guarantee that our cash requirements will be satisfied during the stated time periods. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue operation of our business.
Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

	Assuming that the maximum of 2,000,000 shares are sold, we anticipate that the resulting net proceeds of $144,984 may satisfy our funding requirements for approximately 10 to 12 months. These proceeds would allow us to cover the cost of our equipment ($30,000
- see page 27, hereabove), marketing ($15,000 - see page 27, hereabove), website development ($10,000 - see page 27, hereabove) and working capital ($89,984 - see page 27, hereabove). Assuming that 1,500,000 shares are sold, we anticipate that the resulting net proceeds of $99,984 may satisfy our funding requirements for approximately 8 to 10 months. Except for website development, ($10,000 expenditure), these proceeds would cause us to reduce our expenditures as follows: equipment ($25,000), marketing ($10,000), and working capital ($54,984).

expenditures as follows: equipment ($15,000), marketing ($5,500), website development ($4,000) and working capital ($30,484). Assuming that 500,000 shares are sold, we anticipate that the resulting net proceeds of $9,984 may satisfy our funding requirements for approximately 4 to 6 months. These proceeds would cause us to reduce our expenditures as follows: equipment ($4,000), marketing ($1,000), website development ($500) and working capital ($4,484).

                     DESCRIPTION OF PROPERTY

     Our principal office is located at Suite 100, 1220 Eastview Road, North Vancouver, BC, V7J 1L6, Canada. We lease our office from Trade Wind Ventures Inc., a company based in Vancouver, British Columbia, for which Mr. Lawson is a director and secretary (see page 19), under a one year lease agreement that expires July, 2004. Our monthly rental payment is $-0-. Currently, no debt has accrued on account of rent payments owing.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have issued shares to the following officers, directors, promoters, and beneficial owners of more than 5% of our outstanding securities.

				Number	Consideration  Relationship to	Date of
Name				of Shares	Given          Company			Issuance

Joseph K. Moi		1,100,000	$110		President/Director	07/16/2003
								Chief Executive Officer

Harvey M.J. Lawson	1,100,000	$110		Secretary/Treasurer/	07/16/2003
								Chief Financial Officer/
								Director

	The sum of $10,016 set forth on our Balance Sheet (see page 33) refers to a non-interest bearing demand loan given by Mr. Lawson to the Company. As of the date hereof, there has not been any repayment of this loan. There are not any documents setting forth the terms of the loan and the loan is not due on any specific date.

    	MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Currently, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of shares may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resales. Furthermore, the shares are not marginable and it is not likely that a lending institution would accept our common stock as collateral for a loan.

	Pursuant to this registration statement, we propose to publicly offer up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum, basis. To date, none of our outstanding shares of common stock are subject to outstanding options, warrants to purchase, or securities convertible into common stock. We have not agreed to register shares of common stock held by existing security holders for resale. We currently have 2 shareholders. These shareholders are Messrs. Moi and Lawson. All of the shares issued to Messrs. Moi and Lawson, meaning a total of 2,200,000 common shares, are 'restricted' securities as defined by Rule 144 of the Securities Act. This means that the common stock is eligible for sale subject to volume limitations, timing and manner of sale restrictions, and filing of notice requirements. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of: (a) One per cent of the number of shares of the company's common stock then outstanding which, in our case, will equal 22,000 shares as of the date of this prospectus (however, the shares held by Messrs. Moi and Lawson were issued on July 16, 2003, thus any sales could not take place until after July 16, 2004); or (b) the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale. Under Rule
144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

                     EXECUTIVE COMPENSATION

     To date we have no employees other than our officers. Neither our officers nor directors have been paid any compensation. We currently have no formal employment agreements or other contractual arrangements with our officers, directors, nor anyone else regarding the commitment of time or the payment of salaries or other compensation. None of the proceeds raised from this offering will be used to pay a salary to our officers or directors.

                      FINANCIAL STATEMENTS

             {THIS SPACE INTENTIONALLY LEFT BLANK}

SELLERS & ANDERSEN, L.L.C.
941 East 3300 South, Suite 202
Salt Lake City, Utah 84106
Certified Public Accountants and
Business Consultants
Member SEC Practice Section			Telephone 801 486-0096
of the AICPA					 Fax 801 486-0098




Board of Directors
42nd Street Management Group, Inc.
North Vancouver, British Columbia

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

	We have audited the accompanying balance sheet of 42nd Street Management Group, Inc. (development stage company) at August 31, 2003, and the statements of operations, stockholders' equity, and cash flows for the period July 16, 2003
(date of inception) to August 31, 2003. These financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

	We conducted our audits in accordance with auditing standards generally accepted in the United
States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the over all financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

	In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 42nd Street Management Group, Inc. at August 31, 2003 and the results of operations, and cash flows for the period July 16, 2003 to August 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

	The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital to service its debt and for any planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah
September 23, 2003
s\Sellers & Andersen L.L.C.

               42nd Street Management Group, Inc.
                  (Development Stage Company)
                         BALANCE SHEETS
                        August 31, 2003




ASSETS
CURRENT ASSETS

     Cash 								$ 9302

          Total Current Assets  				$ 9302


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

     Accounts payable-related party				$10,016

          Total Current Liabilities				$10,016

STOCKHOLDERS' DEFICIENCY

     Common stock
          100,000,000 shares authorized at $0.0001
	par value; 2,200,000 shares issued and
	outstanding 						    220

     Deficit accumulated during development stage  	   (934)
          Total Stockholders' Equity 			   (714)

									$ 9,302



The accompanying notes are an integral part of these financial statements.

               42nd Street Management Group, Inc.
                  (Development Stage Company)
                    STATEMENTS OF OPERATIONS
For Period July 16, 2003, (date of inception) to August 31, 2003




REVENUES 								$   -

EXPENSES 								   934

NET LOSS 								$ (934)



NET LOSS PER COMMON
    SHARE

     Basic 								$   -



AVERAGE OUTSTANDING
    SHARES

    Basic  								2,200,000



The accompanying notes are an integral part of these financial statements.

               42nd Street Management Group, Inc.
                  (Development Stage Company)
          STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For Period July 16, 2003, (date of inception) to August 31, 2003

									Capital in
						Common Stock 	Excess of 		Accumulated
					    Shares	    Amount	Par Value		Deficit

Balance July 16, 2003			-		$ - 	  $ -			$   -

Issuance of common stock for
cash at $0.0001 - July 16, 2003   2,200,000	  220	    -			    -

Net operating loss for the period
July 16, 2003, to August 31, 2003 	- 		  -	    -			   (934)


Balance August 31, 2003		    2,200,000	$ 220     -			$  (934)


The accompanying notes are an integral part of these financial statements.

               42nd Street Management Group, Inc.
                  (Development Stage Company)
                    STATEMENT OF CASH FLOWS
For Period July 16, 2003, (date of inception) to August 31, 2003


CASH FLOWS FROM
 OPERATING ACTIVITIES

Net Loss								$  (934)


Adjustments to reconcile net loss to
net cash provided by operating activities:


            Net Change in Cash from Operations		   (934)

CASH FLOWS FROM INVESTING
    ACTIVITIES 								-

CASH FLOWS FROM  FINANCING
    ACTIVITIES

     Proceeds from issuance of common stock  		    220
     Proceeds from loan 					 10,016

Increase (Decrease) in Cash  					  9,302

Cash at Beginning of Period 						-

Cash at End of Period 						$ 9,302


 The accompanying notes are an integral part of these financial statements.

               42nd STREET MANAGEMENT GROUP, INC.
                 NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION

The Company was incorporated under the laws of the State of Nevada on July 16, 2003, with authorized common stock of 100,000,000 shares at a par value of $0.0001. The Company was organized for the purpose of establishing a management and consulting business rendering services to recording artists involved in the music industry.

The Company is in the development stage and has elected June 30 as its fiscal year end.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Earnings (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income
(loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

               42nd STREET MANAGEMENT GROUP, INC.
                 NOTES TO FINANCIAL STATEMENTS

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such benefits will not be realized.

On August 31, 2003, the Company had net operating losses available for carry forward of $934. The tax benefit of approximately $280 from the carry forwards have been fully offset by a valuation reserve because the use of the future tax benefit is undeterminable since the Company has no operations. The loss carryover will expire in 2023.

Financial Instruments

The carrying amounts of financial instruments, including cash and accounts payable, are considered by management to be their estimated fair values.

Financial and Concentration Risks

The Company does not have any concentration or related finaicial credit risk.

Revenue Recognition

Revenue is recognized on the sale and delivery of a product or the completion of a service provided.

Advertising and Market Development

The Company expenses advertising and market development costs as incurred.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

               42nd STREET MANAGEMENT GROUP, INC.
                 NOTES TO FINANCIAL STATEMENTS

3.  SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officers-directors have acquired all of the outstanding capital stock and have made, no interest, demand, loans to the Company of $10,016.

4. GOING CONCERN

The Company intends to acquire interests in various business opportunities which, in the opinion of management, will provide a profit to the Company. However, the Company does not have the working capital necessary to be successful in its effort and to service its debt. This raises substantial doubt about is ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional loans from officers and equity funding which will enable the Company to operate for the coming year.

5. MANAGEMENT DISCLOSURE

The accompanying balance sheet of 42nd Street Management Group, Inc. (development stage company) at August 31, 2003, and the related statements of operations for the two months ended August 31, 2003, have been prepared by the Company's management in conformity with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal and recurring nature.

Operating results for the period ended August 31, 2003, are not necessarily indicative of the results that can be expected for the year ending June 30, 2004.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
             ON ACCOUNTING AND FINANCIAL DISCLOSURE
None.

NOTE:    Until 90 days from the effective date, or such shorter period as the Securities & Exchange Commission may specify, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II:	INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

	The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

	(a)	Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

		1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

		2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

		 3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

		4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

			(a)  By the stockholders;

			(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

			(c)  If a majority vote of a quorum consisting of directors
who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

			(d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

		5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

		6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

			(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

 			(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

		7. The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement:

									Amount

SEC Registration fee (1) 					$  	16.18
Blue Sky fees and expenses					$  2,500.00
Printing and shipping expenses  				$  2,000.00
Accounting fees and expenses 					$  4,000.00
Legal Fees (1) 							$ 15,000.00
Transfer and Miscellaneous expenses 			$  1,483.82

     Total: 							 $ 25,000.00

(1)  All expenses, except SEC registration fee and legal fees, are estimated.

            RECENT SALES OF UNREGISTERED SECURITIES

     On July 16, 2003, 1,100,000 restricted common shares were issued to our President and Director, Joseph K. Moi, in exchange for consideration of $110. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

     On July 16, 2003, 1,100,000 restricted common shares were issued to our Secretary, Treasurer, Chief Financial Officer, and Director, Harvey
M. J. Lawson in exchange for consideration of $110. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

					EXHIBIT INDEX

SEC
Reference Exhibit no. 		Document 				Location

3         3.01			Articles of Incorporation  	Filed

3         3.02 			By-Laws 				Filed

5         5.01			Opinion on Legality		Attached

23        23.01			Consent of Auditor		Attached

23        23.02 			Consent of Counsel		Attached to
										Exhibit 5.01

99        99.01 			Specimen Subscription
					Agreement				Filed


					UNDERTAKINGS

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registration hereby undertakes to file with the Securities and Exchange
Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We hereby undertake to:

(1)	File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

	(a) Include any prospectus required by section 10(a)(3) of the Securities Act;

	(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

	(c) Include any additional or changed material information on the plan of distribution.

(2)	For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

						SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A Registration Statement to be signed on its behalf by the undersigned on November 24, 2003.


						42nd Street Management Group, Inc.



						By:	/s/ Joseph K. Moi
							Joseph K. Moi
 							President, Chief Executive Officer,
							and a member of the Board of
							Directors


						By:	/s/ Harvey M. J. Lawson
							Harvey M. J. Lawson
							Secretary, Treasurer, Chief Financial
							Officer, Principal Accounting Officer,
							and a member of the Board of Directors